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                                                                     EXHIBIT 3.2

                          CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                   BEFORE PAYMENT OF ANY PART OF THE CAPITAL

                                       OF

                        LIVEWIRE ACQUISITION CORPORATION


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Livewire Acquisition Corporation.

     2.  The Corporation has not received any payment for any of its stock.

     3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article I:

                                   "ARTICLE I
                                    ---------

     The name of the corporation (the "Corporation") is:

                         American Cellular Corporation"


     4. The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the Certificate of Incorporation and no directors having been elected.

Signed on March 2, 1998.


                                        /s/ Howard P. Young
                                        -------------------------
                                        Howard P. Young,
                                        Sole Incorporator